EXHIBIT 21
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                              LIST OF SUBSIDIARIES



             Name                                     State of Incorporation
             ----                                     ----------------------

Vodavi Communications Systems, Inc.                           Arizona
Vodavi-CT, Inc.(1)                                            Arizona

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(1)  Vodavi-CT is a wholly owned  subsidiary of Vodavi  Communications  Systems,
Inc.